EXHIBIT 99.1

November 7, 2011

CONTACT:	ECB Bancorp, Inc.
Thomas M. Crowder, Chief Financial Officer
(252) 925-5520
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2011 Third Quarter Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three and nine months ended September 30, 2011.

2011 Third Quarter Financial Highlights

For the three months ended September 30, 2011, net income totaled $527,000, a 2.4% decrease from the $540,000 in net income for the three months ended September 30, 2010. After adjusting for $267,000 in preferred stock dividends and the accretion of warrant discount, net income available to common shareholders for the three months ended September 30, 2011 was $260,000 or $0.09 per basic and diluted share, a decrease of 4.8% compared to $273,000 or $0.10 per basic and diluted share for the three months ended September 30, 2010.

For the nine months ended September 30, 2011, net income was $588,000, a decrease of 70.4% compared to net income for the nine months ended September 30, 2010 of $1,984,000. After adjusting for $797,000 in preferred stock dividends and accretion of warrant discount, net loss available to common shareholders for the nine months ended September 30, 2011 was $209,000 or $0.07 per basic and diluted share, compared to net income available to common shareholders of $1,187,000 or $0.42 per basic and diluted share for the prior nine-month period.

Other Financial Highlights include:

•	Consolidated assets decreased 0.9% to $923,695,000 at September 30, 2011 from $932,209,000 at September 30, 2010.

•	Loans decreased 9.3% to $521,626,000 at September 30, 2011 compared to $575,003,000 at September 30, 2010.

•	Deposits increased 0.8% to $796,609,000 at September 30, 2011 from $790,592,000 at September 30, 2010.

•

Net interest income decreased 5.1 % to $6,623,000 for the three months ended September 30, 2011 from $6,977,000 for the same three-month period a year ago. For the nine months ended September 30, 2011, net interest income decreased 2.7% to $20,436,000 compared to $21,005,000 for the first nine months of 2010.

•

Noninterest income for the three months ended September 30, 2011 was $2,568,000, a decrease of 32.4% compared to $3,800,000 for the same three-month period a year ago. For the nine months ended September 30, 2011, noninterest income decreased 21.6% to $6,538,000 compared to $8,334,000 for the same period in 2010. Excluding net gain on sale of securities for the three-month periods ending September 30, 2011 and 2010, noninterest income was $1,570,000, a decrease of 11.3% compared to $1,770,000 in the third quarter of 2010. Excluding net gain on sale of securities for the nine-month period ending September 30, 2011, noninterest income was $4,656,000, a decrease of 4.3% when compared to $4,863,000 for the nine-month period in 2010.

•

Provision for loan losses charged to operations for the three months ended September 30, 2011 totaled $1,028,000, a decrease of 19.2% compared to the $1,273,000 provision charged to operations for the second quarter ended June 30, 2011 and a decrease of 73.4% compared to the $3,863,000 loan loss provision charged in the same period 2010. For the nine months ended September 30, 2011, provision for loan loss totaled $6,231,000, a reduction of 27.9% compared to $8,643,000 loan loss provision taken in the same nine-month period in 2010.

•	During the third quarter of 2011, the Company declared and paid a common stock dividend of $0.07 per share.

A. Dwight Utz, President and Chief Executive Officer, stated: “We have been moving forward with our previously announced private placement to have six institutional investors purchase $79.7 million of our stock at $16 per share. This transaction combined with our announcement in third quarter that we had executed a purchase and assumption agreement to acquire six branches from Bank of Hampton Roads located in Raleigh, Chapel Hill, Cary, Plymouth and Roper, North Carolina, positions the Bank to move into 2012 with good momentum and a strong capital base.”

Thomas M. Crowder, Executive Vice President and Chief Financial Officer stated: “Although we are still seeing slight net interest margin compression, we feel that the fourth quarter should see stabilization in our net interest margin and we look to continue to lower our cost of funds through year end to assist in this result.”

Mr. Utz concluded: “The third quarter saw ECB Bancorp continue to position itself for future expansion and we are looking forward to 2012 and continued execution of our multi-pronged growth strategy that the anticipated enhancement to our capital position will help us to accomplish.”

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About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.myecb.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to: the necessary approvals required for the private placement and branch purchase may not be obtained or may not be obtained on the terms expected or on the schedule that we anticipate, and other closing conditions for such transactions may not be satisfied; pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets; the financial success or changing strategies of the Company’s customers; actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business; continued or unexpected increases in credit losses in the Company’s loan portfolio; continued adverse conditions in general economic conditions and real estate values in our banking market (particularly as those conditions affect its loan portfolio, the abilities of its borrowers to repay their loans, and the values of loan collateral); and other developments or changes in the Company’s business that it does not expect. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

September 30, 2011, December 31, 2010 and September 30, 2010

(Dollars in thousands, except per share data)

	September 30, 2011	December 31, 2010*	September 30, 2010
	(unaudited)		(unaudited)
Assets
Non-interest bearing deposits and cash	$13,123	$11,731	$8,666
Interest bearing deposits	61	20	20
Overnight investments	4,055	8,415	31,720

Total cash and cash equivalents	17,239	20,166	40,406

Investment securities
Available-for-sale, at market value (cost of $325,023, $275,883 and $258,148 at September 30, 2011, December 31, 2010 and September 30, 2010 respectively)	327,066	273,229	263,946

Loans held for sale	2,338	4,136	2,103

Loans	521,626	567,631	575,003
Allowance for loan losses	(12,214)	(13,247)	(13,187)

Loans, net	509,412	554,384	561,816

Real estate and repossessions acquired in settlement of loans, net	6,223	4,536	5,253
Federal Home Loan Bank common stock, at cost	3,768	4,571	4,749
Bank premises and equipment, net	26,137	26,636	25,897
Accrued interest receivable	4,972	5,243	5,176
Bank owned life insurance	11,676	8,954	8,879
Other assets	14,864	18,014	13,984

Total	$923,695	$919,869	$932,209

Liabilities and Shareholders’ equity
Deposits
Demand, noninterest bearing	$123,783	$104,932	$105,628
Demand, interest bearing	257,115	262,977	215,346
Savings	46,879	29,938	25,972
Time	368,832	388,094	443,646

Total deposits	796,609	785,941	790,592

Accrued interest payable	630	631	982
Short-term borrowings	13,528	11,509	13,534
Long-term obligations	25,500	34,500	34,500
Other liabilities	4,180	6,394	4,969

Total liabilities	840,447	838,975	844,577

Shareholders’ equity
Preferred stock, Series A	17,411	17,288	17,246
Common stock, par value $3.50 per share	9,974	9,974	9,974
Capital surplus	25,868	25,852	25,844
Warrants	878	878	878
Retained earnings	27,947	28,554	30,144
Accumulated other comprehensive income (loss)	1,170	(1,652)	3,546

Total shareholders’ equity	83,248	80,894	87,632

Total	$923,695	$919,869	$932,209

Common shares outstanding	2,849,841	2,849,841	2,849,841
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	17,949	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000	2,000,000

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Results of Operations

For the three and nine months ended September 30, 2011 and 2010 (unaudited)

(Dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Interest income:
Interest and fees on loans	$7,096	$7,640	$21,782	$23,062
Interest on investment securities:
Interest exempt from federal income taxes	106	385	351	1,337
Taxable interest income	1,961	1,949	6,061	5,519
Dividend income	9	6	27	40
Other interest income	17	2	38	9

Total interest income	9,189	9,982	28,259	29,967

Interest expense:
Deposits:
Demand accounts	511	406	1,573	1,045
Savings	85	25	212	52
Time	1,751	2,347	5,352	7,248
Short-term borrowings	73	66	215	183
Long-term obligations	146	161	471	434

Total interest expense	2,566	3,005	7,823	8,962

Net interest income	6,623	6,977	20,436	21,005
Provision for loan losses	1,028	3,863	6,231	8,643

Net interest income after provision for loan losses	5,595	3,114	14,205	12,362

Noninterest income:
Service charges on deposit accounts	836	842	2,429	2,558
Other service charges and fees	410	470	984	1,168
Mortgage origination fees	255	351	1,033	856
Net gain on sale of securities	998	2,030	1,882	3,471
Income from bank owned life insurance	74	75	222	223
Other operating (expense) income	(5)	32	(12)	58

Total noninterest income	2,568	3,800	6,538	8,334

Noninterest expenses:
Salaries	2,737	2,548	8,127	7,193
Retirement and other employee benefits	638	740	2,098	2,182
Occupancy	528	480	1,533	1,384
Equipment	550	589	1,622	1,542
Professional fees	240	187	782	686
Supplies	49	45	178	165
Telephone	179	147	537	487
FDIC insurance	236	355	763	1,033
Other outside services	94	123	437	351
Net cost of real estate and repossessions acquired in settlement of loans	645	112	742	493
Other operating expenses	1,643	1,053	3,621	3,017

Total noninterest expenses	7,539	6,379	20,440	18,533

Income before income taxes	624	535	303	2,163
Income tax expense (benefit)	97	(5)	(285)	179

Net income	527	540	588	1,984

Preferred stock dividends	225	225	673	673
Accretion of discount	42	42	124	124

Income (loss) available to common shareholders	$260	$273	($209)	$1,187

Net income (loss) per share - basic	$0.09	$0.10	($0.07)	$0.42

Net income (loss) per share - diluted	$0.09	$0.10	($0.07)	$0.42

Weighted average shares outstanding - basic	2,849,841	2,849,841	2,849,841	2,849,511

Weighted average shares outstanding - diluted	2,849,841	2,849,841	2,849,841	2,849,554

ECB BANCORP, INC. AND SUBSIDIARY

Supplemental Quarterly Financial Data (unaudited)

(Dollars in thousands, except per share data)

	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Income Statement Data:
Interest income	$9,189	$9,632	$9,438	$9,840	$9,982
Interest expense	2,566	2,587	2,670	2,926	3,005

Net interest income	6,623	7,045	6,768	6,914	6,977
Provision for loan losses	1,028	1,273	3,930	4,337	3,863
Net after provision expense	5,595	5,772	2,838	2,577	3,114
Noninterest income	2,568	2,539	1,431	3,661	3,800
Noninterest expense	7,539	6,657	6,244	8,307	6,379
Income (loss) before income taxes	624	1,654	(1,975)	(2,069)	535
Income tax expense (benefit)	97	509	(891)	(945)	(5)

Net income (loss)	527	1,145	(1,084)	(1,124)	540
Preferred stock dividend & accretion of discount	267	265	265	266	267

Net income (loss) available to common shareholders	$260	$880	$(1,349)	$(1,390)	$273

Per Share Data and Shares Outstanding:
Net income (loss) - basic	$0.09	$0.31	$(0.47)	$(0.49)	$0.10
Net income (loss)- diluted	0.09	0.31	(0.47)	(0.49)	0.10
Cash dividends declared on common stock	0.07	—	0.07	0.07	0.07
Book value at period end	23.10	22.79	21.71	22.32	24.70
Dividend payout ratio	77.78%	—	-14.89%	-14.29%	70.00%
Weighted-average number of common shares outstanding:
Basic	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841
Diluted	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841
Shares outstanding at period end	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841

Balance Sheet Data:
Total assets	$923,695	$941,463	$916,571	$919,869	$932,209
Loans - gross	521,626	542,687	546,641	567,631	575,003
Allowance for loan losses	12,214	15,448	15,219	13,247	13,187
Investment securities	327,066	298,116	304,975	273,229	263,946
Interest earning assets	858,914	880,814	856,840	858,002	877,540
Premises and equipment, net	26,137	26,740	26,716	26,636	25,897
Total deposits	796,609	812,774	786,754	785,941	790,592
Short-term borrowings	13,528	13,711	17,421	11,509	13,534
Long-term obligations	25,500	27,500	27,500	34,500	34,500
Shareholders’ equity	83,248	82,320	79,213	80,894	87,632

Selected Performance Ratios (annualized):
Return on average assets	0.22%	0.49%	-0.48%	-0.48%	0.23%
Return on average shareholders’ equity	2.56%	5.71%	-5.38%	-5.15%	2.44%
Net interest margin	3.06%	3.35%	3.30%	3.23%	3.31%
Efficiency ratio	81.02%	68.60%	75.00%	77.28%	57.83%

Asset Quality Ratios:
Nonperforming loans to period-end loans	5.49%	4.65%	4.04%	3.89%	3.59%
Allowance for loan losses to period-end loans	2.34%	2.85%	2.78%	2.33%	2.29%
Allowance for loan losses to nonperforming loans	43%	61%	69%	60%	64%
Net charge-offs to average loans (annualized)	3.18%	0.77%	1.40%	2.99%	0.79%

Capital Ratios:
Tangible equity to total assets	7.13%	6.90%	6.75%	6.91%	7.55%
Equity-to-assets ratio	9.01%	8.74%	8.64%	8.79%	9.40%
Leverage Capital Ratio	8.34%	8.39%	8.42%	8.66%	8.79%
Tier 1 Capital Ratio	12.59%	12.20%	11.97%	12.08%	12.38%
Total Capital Ratio	13.85%	13.46%	13.24%	13.34%	13.64%